Press Release

INNOVATIVE SOLUTIONS & SUPPORT, INC. ANNOUNCES EPS GROWTH OF 127% TO A RECORD $1.00/SHARE FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2004.

Exton, PA.--(BUSINESS WIRE)--November 17, 2004--Innovative Solutions & Support, Inc. (NASDAQ:ISSC-news) today announced the following results for the 4th quarter and fiscal year ended September 30, 2004:

     Q4 FY 2004
     o Sales                            up 43% to a record $14.4 million.
     o Net income                       up 59% to a record $4.5 million.
     o EPS, diluted                     up 61% to a record $0.37 a share
     o Released Backlog                 up 47% to a record $35.4 million
     o Cash Flow from Operations        up 188% to record $7.0 million
     o Cash Flow                        Record $7.2 million or $0.59 a share

     Fiscal Year 2004
     o Sales                            up 64% to a record $46.1 million
     o Net Income                       up 115% to a record $11.9 million
     o EPS, diluted                     up 127% to a record $1.00 a share
     o Cash Flow from Operations        up 165% to a record $16.1 million
     o Cash Flow                        Record $17.1 million or $1.41 a share

Please refer to the accompanying schedules highlighting our Statement of Operations and Balance Sheet.

Geoffrey S.M. Hedrick, Chairman and CEO, commented: "The demand for our Air Data equipment has materialized as anticipated and is expected to continue beyond the FAA's RVSM compliance date of January 20, 2005. Continued demand for the replacement of obsolete and troublesome equipment will augment the significant number of installations on aircraft that missed the FAA compliance date."

The General Aviation market (business jets) currently represents the largest demand for RVSM solutions. In this market, Innovative Solutions is a leading supplier of Air Data equipment with certified solutions for Falcon, Cessna Citation, Learjet, Gulfstream, Sabreliner, Raytheon King Air, Beechjet, Westwind, Hawker and Challenger business aircraft. The Company also has certified solutions for a wide variety of commercial air transport aircraft including DC-8's, DC-9's, B-707's, B-727's and B-737's, and Military aircraft including A-10's, KC-135's, RC-135's and C-130's.

At September 30, 2004 the Company's backlog of released business reached a record $35.4 million. This reflects a 47% increase from the September 30, 2003 backlog of $24.1 million. In addition the Company has an additional $10 million in follow-on options for release in subsequent periods that has not yet been recognized in firm backlog.

Along with our sales increase, the Company increased its investment in Engineering & Product Development by $1.4 million or 42% in the year. This investment was substantially linked to the issuance of the Cockpit/IP(TM) TSO certification received on July 2nd from the FAA. Further, this continued level of investment would support new Flat Panel and Air Data System development and follow-on product introductions in calendar 2004 and 2005.


The company will host a conference call tomorrow morning, November 18, 2004 at 10:00 am local time (EST) to discuss these results and our business outlook. Please call in to participate at (888) 792-8459. Also, our web site (www.innovative-ss.com) will carry the conference call live and have it available for subsequent listening for a period of 30 days.

Headquartered in Exton, PA. Innovative Solutions & Support, Inc.
(www.innovative-ss.com) designs, manufactures and markets Air Data flight information computers, flat panel displays and advanced monitoring systems that measure and display critical flight information. This includes data relative to aircraft separation, airspeed and altitude as well as engine and fuel measurements.

Certain matters discussed in this news release, including operating and financial results for future periods, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially, either better or worse, from those discussed including other risks and uncertainties reflected in the Company's prospectus and Form 10-K annual report on file with the SEC.

Contact Mr. James Reilly at (610) 646-9800

                     INNOVATIVE SOLUTIONS AND SUPPORT, INC.
                                 BALANCE SHEET

                                                                               ACTUAL                   ACTUAL
                                                                         SEPTEMBER 30, 2003       SEPTEMBER 30, 2004
                                                                         ------------------       ------------------
                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                               $   48,789,744           $   65,867,167
  Accounts receivable                                                          6,955,207                5,003,100
  Inventories                                                                  2,840,648                5,191,628
  Deferred income taxes                                                          673,134                  984,111
  Prepaid expenses                                                               660,430                  665,276
                                                                          --------------           --------------
     Total current assets                                                     59,919,163               77,711,282
                                                                          --------------           --------------

Property and equipment, net                                                    9,548,491                9,620,231
                                                                          --------------           --------------

Other assets                                                                     408,971                  137,114
                                                                          --------------           --------------

TOTAL ASSETS                                                              $   69,876,625           $   87,468,627
                                                                          =======================================

             LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of note payable                                         $      100,000           $      100,000
  Current portion of capitalized lease obligation                                      -                    7,257
  Accounts payable                                                               578,306                1,696,247
  Accrued expenses                                                             3,146,409                4,754,641
  Deferred revenue                                                                98,036                  526,023
                                                                          --------------           --------------
     Total current liabilities                                                 3,922,751                7,084,168
                                                                          --------------           --------------

  Note payable                                                                 4,235,000                4,235,000
                                                                          --------------           --------------
  Capitalized lease obligation                                                         -                   20,681
                                                                          --------------           --------------
  Deferred revenue                                                               332,407                  261,934
                                                                          --------------           --------------
  Deferred income taxes                                                          328,177                  411,857
                                                                          --------------           --------------

SHAREHOLDERS' EQUITY:
  Common stock                                                                    13,081                   13,515
  Additional paid-in capital                                                  46,248,224               48,712,289
  Retained earnings                                                           25,410,742               37,342,940
  Treasury stock                                                             (10,613,757)             (10,613,757)
                                                                          --------------           --------------
     Total shareholders' equity                                               61,058,290               75,454,987
                                                                          --------------           --------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                $   69,876,625           $   87,468,627
                                                                          =======================================

                     INNOVATIVE SOLUTIONS AND SUPPORT, INC.
                             STATEMENT OF OPERATIONS

                                                       THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                          SEPTEMBER 30,                   SEPTEMBER 30,
                                               ------------------------------------------------------------------
                                                       2003            2004             2003            2004
                                               ------------------------------------------------------------------
Revenues                                            $10,103,904     $14,411,501      $28,168,752     $46,099,777

Cost of Sales                                         3,593,590       4,462,484       11,346,057      15,663,108
                                               ------------------------------------------------------------------

Gross profit                                          6,510,314       9,949,017       16,822,695      30,436,669
                                               ------------------------------------------------------------------

Research and development                                952,702         949,844        3,376,849       4,811,156
Selling, general and administrative                   1,560,020       1,967,499        5,890,362       7,567,959
                                               ------------------------------------------------------------------

Operating income                                      3,997,592       7,031,674        7,555,484      18,057,554
                                               ------------------------------------------------------------------

Interest income                                         118,640         186,760          582,023         532,745
Interest expense                                        (29,922)        (33,817)        (131,602)       (128,018)
                                               ------------------------------------------------------------------

Income before income taxes                            4,086,310       7,184,617        8,005,905      18,462,281

Income tax expense                                    1,271,022       2,719,459        2,464,715       6,530,084
                                               ------------------------------------------------------------------

Net Income                                          $ 2,815,288     $ 4,465,158      $ 5,541,190     $11,932,197
                                               ------------------------------------------------------------------

Net Income per Common Share
     Basic                                             $   0.24        $   0.38         $   0.45        $   1.03
     Diluted                                           $   0.23        $   0.37         $   0.44        $   1.00

Weighted Average Shares Outstanding
     Basic                                           11,739,659      11,809,797       12,261,084      11,600,253
     Diluted                                         12,007,643      12,146,104       12,495,774      11,952,120